                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               Cedar Group, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               CEDAR GROUP, INC.

                                                                  April 25, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cedar Group, Inc. (the "Company") which will be held at 11:00 A.M. on Wednesday, May 15, 1996, at the Ritz Carlton Hotel, 1228 Rue Sherbrooke Ouest, Montreal, Quebec. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

     As part of our effort to improve the quality and effectiveness of communications with our stockholders, we have changed the presentation of certain information in this year's Proxy Statement. Management's Discussion and Analysis of the Company's Financial Condition and Results of Operations, which is included in the Company's filing with the Securities Exchange Commission each year, is included as Exhibit "B" to the Proxy Statement.

     At the meeting, stockholders will be asked to elect two directors, to approve a change in the Company's name to "Dominion Bridge Corporation," to approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock and Preferred Stock the Company is authorized to issue, to ratify the appointment of Deloitte & Touche as the Company's auditors, and to consider such other matters as may properly come before the meeting. These matters are discussed in greater detail in the accompanying proxy statement.

     Your Board of Directors recommends a vote FOR the election of directors, FOR the change in name, FOR the amendment to the Company's Certificate of Incorporation to increase the amount of authorized Common Stock and Preferred Stock and FOR the ratification of Deloitte & Touche as the Company's independent auditors.

     Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

     We wish to thank our stockholders for their participation and continued support.

                                          Sincerely,

                                          MICHEL L. MARENGERE
                                          Chairman of the Board
                                          and Chief Executive Officer

                               CEDAR GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1996

                                                                  April 25, 1996

To the Stockholders of CEDAR GROUP, INC.:

     The Annual Meeting of Stockholders of Cedar Group, Inc. (the "Company") will be held at the Ritz Carlton Hotel, 1228 Rue Sherbrooke Ouest, Montreal, Quebec, on Wednesday, May 15, 1996, at 11 o'clock a.m., for the following purposes:

          (1) to elect two directors in accordance with the By-Laws;

          (2) to change the name of the Company to "Dominion Bridge
     Corporation";

          (3) to consider and vote for an amendment to the Company's Certificate of Incorporation to:

             (a) increase the number of shares of Common Stock the Company is authorized to issue; and

             (b) increase the number of shares of Preferred Stock the Company is authorized to issue;

          (4) to ratify the appointment of Deloitte & Touche, independent auditors, as auditors for the Company; and

          (5) to transact such other business as may properly come before the meeting and at any adjournment(s) thereof.

     A copy of the Annual Report for the fiscal year ended September 30, 1995 is enclosed for your information.

     Only stockholders of record as of the close of business on April 11, 1996 will be entitled to vote at the meeting. Stockholders are entitled to vote at the Annual Meeting either in person or by proxy. THOSE WHO ARE UNABLE TO ATTEND THE MEETING ARE REQUESTED TO READ, COMPLETE, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          MICHELINE PRUD'HOMME
                                          Secretary

                             YOUR VOTE IS IMPORTANT

                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                 RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, OR
               TELEFAX BOTH SIDES OF THE PROXY TO (514) 634-2448

                                PROXY STATEMENT

SOLICITATION OF PROXIES

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cedar Group, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company on May 15, 1996 and at any adjournment or adjournments of the meeting (the "Meeting") for the purposes described in the foregoing notice of the Meeting. Proxies which are validly executed by stockholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, a proxy will be voted for the election of the two nominees proposed for election as directors, for the amendment to change the name of the Company to "Dominion Bridge Corporation," for the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, for the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Preferred Stock and for the ratification of Deloitte & Touche as auditors of the Company.

     The securities entitled to vote at the Meeting consist of shares of Common Stock of the Company. The number of outstanding shares of Common Stock at the close of business on April 11, 1996 was 15,897,582. Each share of Common Stock is entitled to one vote, and nominees receiving a plurality of the votes cast will be elected as directors. Only holders of record at the close of business on April 11, 1996 will be entitled to vote at the Meeting. The holders of a majority of the outstanding shares of Common Stock must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but neither will be counted in the election of directors, in the voting on the change of the Company's name, the amendment to the Certificate of Incorporation to authorize additional shares of Common and Preferred Stock as described herein or in the voting on the ratification of Deloitte & Touche as auditors of the Company.

     A copy of the Company's Annual Report for the fiscal year ended September 30, 1995 accompanies this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

     The mailing address of the Company's executive office is 500 Rue Notre Dame, Lachine, Quebec H8S 2B2. The approximate date on which this Proxy Statement and the form of proxy was first mailed or given to stockholders was April 25, 1996.

APPOINTMENT AND REVOCATION OF PROXIES

     The persons named in the form of proxy accompanying this Proxy Statement are officers of the Company. A stockholder of the Company has the right to appoint a person other than the persons specified in such form of proxy, who need not be a stockholder of the Company, to attend and act for him and on his behalf at the Meeting. Such right may be exercised by striking out the names of the persons specified in the form of proxy, inserting the name of the person to be appointed in the blank space so provided, signing the form of proxy and returning it in the reply envelope or otherwise to the Company at 500 Rue Notre Dame, Lachine, Quebec, H8S 2B2.

     Any stockholder who executes and returns a form of proxy may revoke it:

          (a) by depositing an instrument in writing executed by him or by his attorney authorized in writing at the principal office of the Company, 500 Rue Notre Dame, Lachine, Quebec, H8S 2B2, at any time up to and including the last business day preceding the Meeting or any adjournment thereof;

          (b) by depositing such instrument in writing with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof; or

          (c) by any other manner permitted by law.

     IN LIEU OF MAILING THE SIGNED AND DATED PROXY TO THE COMPANY, A STOCKHOLDER MAY DELIVER A SIGNED AND DATED PROXY BY FACSIMILIE TO THE COMPANY (PLEASE REMEMBER TO SEND BOTH SIDES) AT (514) 634-2448.

                             ELECTION OF DIRECTORS

     The two persons listed below have been nominated by the Board of Directors to serve as directors until the 1999 Annual Meeting of Stockholders. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the following nominees. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by management. Vacancies in the Board of Directors may be filled by the Board of Directors, and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen.

     DIRECTORS WHOSE TERMS EXPIRE AT                                         YEAR IN WHICH SERVICE
           THE 1999 ANNUAL MEETING              PRINCIPAL OCCUPATION          AS A DIRECTOR BEGAN
- ------------------------------------------  -----------------------------    ---------------------
Reynald Lemieux, 69.......................  President, Placement R.N.S.,              1995
                                            Inc.
Rene Amyot, 68............................  Attorney (self-employed)                  1993

     Reynald Lemieux was elected Director of the Company in February 1995. Mr. Lemieux graduated in commerce from Laval University and has been involved in real estate as an owner and developer for the past 40 years. He is currently a director of a number of privately-held corporations in the real estate sector and is also the President and majority shareholder of Placement R.N.S., Inc., a firm specializing in real estate and other investments. Mr. Lemieux is a member of the Audit Committee of the Board of Directors.

     Rene Amyot was elected Director of the Company in October 1993. Mr. Amyot graduated in law from Laval University in Quebec City and received a Masters Degree in Business Administration (M.B.A.) from Harvard University. Mr. Amyot is a Queen's Counsel in Canada, a member of the Order of Leopold in Belgium, and a former Attache d'Affaires to the King of Belgium and to the Vatican. Mr. Amyot was formerly Chairman of Air Canada, and has served on the Board of Directors of the Bank of Nova Scotia, Rothman's Inc. and several other large international companies.

       DIRECTORS WHOSE TERMS EXPIRE                                          YEAR IN WHICH SERVICE
        AT THE 1997 ANNUAL MEETING              PRINCIPAL OCCUPATION          AS A DIRECTOR BEGAN
- ------------------------------------------  -----------------------------    ---------------------
Michel L. Marengere, 48...................  Chairman and Chief Executive              1993
                                            Officer of the Company
Louis Berlinguet, 69......................  President, Conseil de la                  1995
                                            Science et de la Technologie
                                            du Quebec

     Michel L. Marengere was elected Chairman and Chief Executive Officer of the Company effective as of October 7, 1993. Mr. Marengere graduated from the University of Ottawa in business administration. During the previous five years, prior to his appointment as Chairman and Chief Executive Officer of the Company, Mr. Marengere was President and Chief Executive Officer of Edinov Corporation.

     Louis Berlinguet was elected Director of the Company in August, 1995. Dr. Berlinguet obtained a B.Sc. (Honours) from the University of Montreal in 1947 and a Ph.D. in Chemistry from Laval University in 1950. Dr. Berlinguet became an officer of the Order of Canada (1974), an officer of the Order of Quebec (1990), was elected to the Royal Society of Canada (1969) and was named a Fellow of the Chemical Institute of Canada (1957). He has received honorary degrees from the Universite du Quebec and the Universite du Sherbrooke. In 1981 he was awarded the Jacques Rousseau Prize and in 1991 was elected member "Emeritus" by l' ACFAS. In 1992, the Order of Professional Chemists made him a "Compagnon de Lavoisier". He is now President of the "Conseil de la Science et de la Technologie du Quebec" (1990-), President of the Order of Quebec, (1994-) and President of the Quebec Advisory Committee on the Information Highway (1995-).

       DIRECTORS WHOSE TERMS EXPIRE                                          YEAR IN WHICH SERVICE
        AT THE 1998 ANNUAL MEETING              PRINCIPAL OCCUPATION          AS A DIRECTOR BEGAN
- ------------------------------------------  -----------------------------    ---------------------
The Honourable Marc Lalonde, P.C., O.C.,    Partner in the law firm of                1995
  Q.C., 66................................  Stikeman, Elliott in Montreal

     The Honourable Marc Lalonde was elected as Director of the Company on March 3, 1995. Mr. Lalonde graduated in law from the University of Montreal where he received a Masters Degree in Law. He also attended Oxford University and received a Masters Degree in political and economic sciences. During 1968-1972, Mr. Lalonde served as principal secretary in the office of the then Canadian Prime Minister, The Honourable Pierre E. Trudeau. He was elected a member of the Canadian Parliament in 1972 for the Constituency of Outremont and was also appointed Minister of Health and Welfare. Mr. Lalonde also served as Minister responsible for the status of Women in Canada from 1974 to 1979. In 1977 and 1978 he also served as Minister responsible for Federal Provincial Relations. In 1978 he was appointed Minister of Justice and Attorney General of Canada, and in 1980 Mr. Lalonde was appointed Minister of Energy, Mines and Resources. Mr. Lalonde served as Canada's Finance Minister from 1982-1984, and in December, 1989 he received from the Governor General of Canada the Order of Canada. In 1984, Mr. Lalonde joined the law firm of Stikeman, Elliott, an international law firm with offices in Montreal and other locations. In addition to his law practice, Mr. Lalonde is a member of the Board of Directors of Citibank Canada, Candev, Inc., Resources Orleans, Inc., the American Arbitration Association, The Hotel Dieu Hospital in Montreal, and is also a member of the International Advisory Council to the Parliament of Ukraine. In 1992, he received an Honourary Doctorate Degree from the University of Limbourg in Maastricht for his innovative contributions to the health sector.

                         BOARD MEETINGS AND COMMITTEES

     There are currently five (5) members of the Board of Directors. During the fiscal year ended September 30, 1995, there were eleven (11) meetings of the Board. All members of the Board attended at least 75% of the total number of meetings of the Board and any committee of which they are a member. The Board of Directors established an Audit Committee in February 1995. During the fiscal year ended September 30, 1995, there were four (4) meetings of the Audit Committee. All members of the Audit Committee attended at least 75% of the total number of Audit Committee meetings.

     The Audit Committee has primary responsibility to review accounting procedures and methods employed in connection with audit programs and related management policies. Its duties include (1) selecting the independent auditors for the Company, (2) reviewing the scope of the audit to be conducted by them,
(3) meeting with the independent auditors concerning the results of their audit and (4) overseeing the scope and accuracy of the Company's system of internal accounting controls. The Audit Committee is the principal liaison between the Board of Directors and the independent auditors for the Company. The members of the Audit Committee presently consist of Messrs. Amyot (Chairman), Berlinguet and Lemieux. During the fiscal year ended September 30, 1995, the members of the Audit Committee were Rene Amyot (Chairman), Michel Marengere and Reynald Lemieux.

     In April, 1995, the Board of Directors also established a Search Committee for the purpose of selecting executive officers for the Company. The members of the Search Committee are Messrs. Lemieux (Chairman), Amyot and Lalonde. During the fiscal year ended September 30, 1995, there were seven (7) meetings of this Committee and all of its members attended at least 75% of the meetings of the Committee.

     Similarly, in April, 1995, the Board of Directors established a Compensation Committee, which includes as its members Messrs. Lalonde (Chairman), Amyot and Lemieux. The Committee was established to review the 1995 Stock Option Plan and to assess the compensation payable to any executive officers joining the Company. The Committee met two (2) times during the fiscal year ended September 30, 1995, and all of its members attended the two meetings held by the Committee.

                             EXECUTIVE COMPENSATION

     The following table discloses, for the fiscal year ended September 30, 1995 ("Fiscal 1995") and September 30, 1994 ("Fiscal 1994"), individual compensation information relating to the Chief Executive Officer and the President and Chief Operating Officer of the Company. No other executive officer received compensation in excess of $100,000 during Fiscal 1995. Neither of the named individuals were employed by the Company prior to October 1, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM COMPENSATION AWARDS
                                                                     --------------------------------
                                                                            AWARDS
                                           ANNUAL COMPENSATION       --------------------   PAYOUTS
                                       ----------------------------  RESTRICTED   OPTIONS/ ----------
                                       SALARY   BONUS  OTHER ANNUAL     STOCK      SARS      LTIP/      ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR    ($)     ($)   COMPENSATION  AWARD(S)($)    (#)    PAYOUTS($)  COMPENSATION
- -------------------------------  ----  -------  -----  ------------  -----------  -------  ----------  ------------
Michel L. Marengere............  1995  360,000    0          0            0       500,000       0               0
Chairman of the Board of
Directors, Chief Executive
  Officer and Director           1994        0    0          0            0       175,000       0        $228,883
Nicolas Matossian..............  1995  240,000    0          0            0       300,000       0               0
President and Chief Operating
Officer                          1994        0    0          0            0             0       0               0

     The following table discloses individual grants of stock options and freestanding SARs made to the named executive officers.

                             GRANT OF STOCK OPTIONS
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                                        PERCENT OF
                                      NUMBER OF       TOTAL OPTIONS/
                                      SECURITIES       SARS GRANTED
                                      UNDERLYING      FOR EMPLOYEES      EXERCISE OR
                                     OPTIONS/SARS       IN FISCAL        BASE PRICE
               NAME                   GRANTED(#)           YEAR            ($/SH)        EXPIRATION DATE
- -----------------------------------  ------------     --------------     -----------     ----------------
Michel L. Marengere................     500,000           35.9%             $4.12        February 1, 1998
Nicolas Matossian..................     365,000           26.2%             $4.12        February 1, 1998

     The following table shows information regarding the exercise of stock options during Fiscal 1995 by the named executives and the number and value of any unexercised stock options held by them as of September 30, 1995:

                AGGREGATED OPTION EXERCISES IN 1995 FISCAL YEAR
                    AND FISCAL YEAR-END OPTION VALUES TABLE

                                                                                              VALUE OF
                                                                          NUMBER OF         UNEXERCISED
                                                                         UNEXERCISED        IN-THE-MONEY
                                              SHARES                     OPTIONS/SARS       OPTIONS/SARS
                                             ACQUIRED        VALUE       AT FY-END(#)      AT FY-END ($)
                                                ON          REALIZED     EXERCISABLE/       EXERCISABLE/
                   NAME                     EXERCISE(#)       ($)        UNEXERCISABLE    UNEXERCISABLE(1)
- ------------------------------------------  -----------     --------     ------------     ----------------
Michel L. Marengere.......................       0             $0          675,000/0        $1,349,750/0
Nicolas Matossian.........................       0             $0          300,000/0        $  487,500/0

- ---------------
(1) The value of the options is calculated based upon the market price of the Company's Common Stock as of September 30, 1995, $5.75 per share, as reported on NASDAQ.

     The Company has no retirement, pension or profit-sharing plans covering its officers and directors and does not contemplate implementing any such plans at this time. Although the Company has no formal bonus arrangements, bonuses will be granted at the discretion of the Board of Directors or by the Compensation Committee.

DIRECTORS' COMPENSATION

     Directors of the Company who are not employees of the Company are paid an annual stipend of $10,000, plus a fee of $500 for each Board meeting attended. During the fiscal year ended September 30, 1995, Mr. Amyot, one of the directors of the Company, was granted an option to purchase 50,000 shares of Common Stock exercisable at $4.125 until February 1, 1998.

CHANGE IN CONTROL ARRANGEMENTS

  Employment Agreements

     Effective February 1, 1995, the Company entered into agreements with Michel
L. Marengere as Chairman and Chief Executive Officer and Nicolas Matossian as President and Chief Operating Officer.

     The employment agreements with Messrs. Marengere and Matossian contain "change in control" language which provides the executive with certain benefits if the executive is terminated for "good reason," as that term is defined in the employment agreements, following a change in control of the Company. The employment agreements provide that a "change in control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that, without limitation, such a change in control shall be deemed to have occurred if (A) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for Michel L. Marengere, or a company controlled by him, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities; (B) there occurs a contested proxy solicitation of the Company's stockholders that results in the contesting party obtaining the ability to vote securities representing 20% or more of the combined voting power of the Company's then outstanding securities; (C) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company, or a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted; or (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a "change in control" shall not be deemed to have occurred for purposes of the employment agreements
(i) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Company, or a merger, consolidation or other reorganization involving the Company and an executive, alone or with other officers of the Company, or any entity in which an executive (alone or with other officers) has, directly or indirectly, at least a 25% equity or ownership interest or (ii) in a transaction otherwise commonly referred to as a "management leveraged buy-out."

     If a "change in control" had occurred during Fiscal 1995, Michel L. Marengere and Nicolas Matossian, the two reporting officers, would have been entitled to receive $1,080,000 and $720,000, respectively, based on their base salaries pursuant to the employment agreements of $360,000 and $240,000 per annum, respectively. In addition, since their employment agreements are for three year terms ending January 31, 1998, they would also be entitled to receive their base compensation during the terms of their respective employment agreements.

     Pursuant to the Company's 1995 Stock Option Plan, nonqualified and incentive stock options and limited stock appreciation rights may be granted to Messrs. Marengere and Matossian. Under the 1995 Stock Option Plan, limited stock appreciation rights entitle the optionee upon a "change in control" of the Company, as defined in the 1995 Stock Option Plan, to receive, upon surrender of the related stock option and exercise of any limited stock appreciation right, cash in an amount equal to the difference between the exercise price per share of Common Stock under the option and the fair market value of a share of Common Stock.

     If a change in control had occurred during Fiscal 1995, based on a market price per share of Common Stock of $5.75, and assuming Messrs. Marengere and Matossian exercised all of their stock options, the Company would have been required to pay $812,500 to Mr. Marengere and $593,125 to Mr. Matossian.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of April 11, 1996, certain information concerning the stock ownership of all persons known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, based upon filings with the Securities and Exchange Commission, as well as the beneficial ownership of such Common Stock, as of such date, of all officers and directors, individually and as a group.

                NAME AND ADDRESS OF                   SHARES OWED BENEFICIALLY          PERCENTAGE OF
                  BENEFICIAL OWNER                          AND OF RECORD           OUTSTANDING SHARES(1)
- ----------------------------------------------------  -------------------------     ---------------------
Michel Marengere....................................          2,109,403(2)                    13%
  500 Rue Notre Dame
  Lachine, Quebec, Canada H8S 2B2
Rene Amyot..........................................            135,000(3)                      (4)
  523 Cote Ste. Anne
  Ste. Anne de Beaupre
  Quebec, Canada G0A 3C0
Nicolas Matossian...................................            415,000(5)                     3%
  500 Rue
  Lachine, Quebec, Canada H8S 2B2
Reynald Lemieux.....................................                  0                        0
  1340 Duquet
  Sillery, Quebec, Canada G1S 1A9
Hon. Marc Lalonde...................................                  0                        0
  Stikeman, Elliot
  1155 Rene-Levesque Blvd. West,
  36th Floor
  Montreal, Quebec, Canada H8S 2B2
Louis Berlinguet....................................                  0                        0
  500 Rue Note Dame
  Lachine, Quebec, Canada H8S 2B2
All Directors and Officers..........................          3,104,730(3)                    19%
  as a group (6 persons)

- ---------------
(1) Except as otherwise indicated, percentages are presented after rounding to the nearest tenth, and include the total number of shares outstanding and the number of shares which each person has the right to acquire, within 60 days through the exercise of options, pursuant to Item 403 of Regulation S-B and Rule 13d-3 (d)(1), promulgated under the Securities Exchange Act of 1934. Percentages for the total of all persons and the total of all officers and directors include all outstanding shares and all shares which such persons have the right to acquire within 60 days.

(2) Includes 1,631,766 shares held of record by Fidutech Technologies, Inc. as to which Mr. Marengere has shared voting and investment power. Mr. Marengere is the sole stockholder of Gestion Edinov Inc. and Services M.L. Marengere, Inc. which own, in the aggregate, 75% of Fidutech. Also includes 175,000 immediately exercisable stock options to purchase shares of the Company's Common Stock held of record by Mr. Marengere. Also includes 500,000 shares of Common Stock that may be issued pursuant to stock options exercisable at $4.125.

(3) 50,000 of which represent immediately exercisable options to purchase shares of the Company's Common Stock.

(4) Less than 1%.

(5) Includes 300,000 shares of Common Stock that may be issued pursuant to stock options exercisable at $4.125.

LEGAL PROCEEDINGS

     By Complaint dated November 7, 1995, certain stockholders (the "Plaintiffs") brought a stockholders' derivative suit in the Chancery Court of the State of Delaware against the Company and Michel L. Marengere, Micheline Prud'homme, a former director of the Company, and Rene Amyot, individually. The Complaint alleges certain interested and self dealing transactions by Mr. Marengere. Plaintiffs seek judgment for the damages suffered by the Company as a result of the alleged transactions, costs and expenses of the action, including reasonable attorneys' fees and any other relief that the Court may deem just and proper. The Company and the individual defendants have filed a motion to dismiss the derivative suit, which is currently pending in the Chancery Court.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During Fiscal 1995, the Company advanced $994,000 to a shareholder, Groupe Fidutech International, Inc. ("GFI"). Of this amount, $577,000 was repaid during Fiscal 1995. The balance of $417,000 was repaid in December 1995.

     As of September 30, 1995, a subscription receivable in the aggregate amount of $1,885,000 was owed to the Company by Mr. Marengere or his affiliates.

     At September 30, 1994, Mr. Marengere was indebted to the Company in the amount of $565,000. This outstanding debt has been satisfied in full.

     During Fiscal 1994, the Company advanced $1,734,000 to a stockholder, Fidutech Technologies, Inc. and its affiliates. As of July 1, 1994, $1,155,000 of this amount was assumed by the acquirer of Edinov. The balance of $781,000 is non-interest bearing and has no fixed repayment terms. In December, 1995, Fidutech Technologies, Inc. repaid $84,000 of the balance.

     In December 1994, GFI bought from United Dominion Industries Ltd Cdn. $2,700,000 of Class A Preferred Shares of Dominion Bridge Inc. Subsequently, pursuant to the terms of the Class A Preferred Shares of Dominion Bridge Inc., GFI exchanged the Cdn. $2,700,000 of Class A Preferred Shares into 450,000 shares of Common Stock of the Company. Mr. Marengere, who is the Chairman and Chief Executive Officer of the Company, is also the Chairman of GFI and through his share ownership, beneficially owns 75% of GFI. Additionally, Mr. Amyot who is a director of the Company, is also a director of GFI and beneficially owns 25% of GFI.

PROPOSAL 1

CHANGE OF COMPANY NAME

     At the Meeting, stockholders will vote on a proposal to amend the Certificate of Incorporation of the Company to change the name of the Company from "Cedar Group, Inc." to "Dominion Bridge Corporation". The Board of Directors unanimously approved a resolution amending the Company's Certificate of Incorporation as follows:

     "First: The name of the Corporation is Dominion Bridge Corporation."

     The Company proposes to change its name to more nearly identify the Company with its principal operating subsidiary, Dominion Bridge Inc. ("Dominion Bridge"). Dominion Bridge has been in operation for over 115 years and has developed significant goodwill associated with its name which the Company expects to take advantage of by changing its name as proposed.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CHANGE IN THE COMPANY
NAME.

VOTE REQUIRED

     The affirmative vote of holders of at least the majority of the shares of Common Stock which are entitled to vote at the meeting is required in order to approve this proposal. Therefore, failure to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of this proposal and do not vote their shares either in person or by proxy, such stockholders will have effectively voted against the proposal. If approved, this change of name will be effective upon filing of a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of Delaware which is expected to follow shortly after the meeting.

PROPOSAL 2

     At the Meeting, stockholders will vote on a proposal to amend the Company's Certificate of Incorporation to:

          (a) Increase the number of shares of Common Stock the Company is authorized to issue; and

          (b) Increase the number of shares of Preferred Stock the Company is authorized to issue.

     On March 1, 1996, the Board of Directors of the Company authorized, subject to approval by the Company's stockholders, an amendment to the Company's Certificate of Incorporation increasing the number of shares of Common Stock the Company is authorized to issue from 20,000,000 to 50,000,000 and the number of shares of Preferred Stock the Company is authorized to issue from 5,000,000 to 25,000,000. The resolution of the Board of Directors, subject to approval by the Company's stockholders, amends Article Fourth of the Company's Certificate of Incorporation as provided in Exhibit A to this Proxy Statement.

     Approval of an increase in the authorized shares of Common Stock is not dependent on approval of an increase in authorized shares of Preferred Stock nor is approval of an increase in the authorized shares of Preferred Stock dependent on approval of an increase in the authorized shares of Common Stock.

     A. DESCRIPTION AND REASON FOR THE PROPOSED AMENDMENT TO COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE

     The Certificate of Incorporation of the Company presently authorizes the issuance of up to 20,000,000 shares of Common Stock, par value $.001 per share. At April 11, 1996, there were 15,897,582 shares of Common Stock issued and outstanding. As a result, as of April 11, 1996 only approximately 4,102,418 shares of Common Stock remain authorized and available for issuance.

     As of April 11, 1996, approximately 1,500,000 shares were reserved for issuance under the Company's 1995 Stock Option Plan, and 750,334 Shares were reserved for issuance in connection with the acquisition of the Class "A" Preferred Shares of Dominion Bridge. In addition, the Company is required to issue 650,000 shares of Common Stock in connection with the exercise of various stock options and warrants granted pursuant to various employment agreements between the Company and its executive officers and other key employees as well as grants of options to the Company's directors. The Company is also required to issue an additional 700,000 shares of Common Stock upon exercise of various outstanding warrants.

     On or about October 31, 1995, Cedar Group (TCI) Inc., LLC, ("TCI"), a limited life company duly incorporated and established under the laws of the Turks and Caicos Islands, British West Indies, a wholly owned subsidiary of the Company, accepted subscriptions in the approximate amount of $8.5 million of 6% Cumulative Convertible Preferred Shares of TCI at $8.50 per share (the "Original Preferred Shares"). The net proceeds realized by TCI from the offering of the Original Preferred Shares were loaned to the Company (the "Loan"), with interest calculated and payable semi-annually by the Company to TCI at a rate of 6% per annum. The Company utilized the net proceeds of the Loan to provide additional working capital and to fund portions of the purchase price of Steen Contractors Ltd. and McConnell Dowell Corporation Limited of Australia ("MDC"). The Loan is repayable by the Company issuing shares of its Common Stock to satisfy the conversion of the Original Preferred Shares.

     On or about March 15, 1996, TCI issued approximately an additional $13 million of Preferred Shares (the "Additional Preferred Shares") which funds were likewise advanced to the Company to finance its tender offer for MDC Limited of Australia. This latest advance is also repayable by the conversion of the Additional Preferred Shares into shares of Common Stock of the Company.

     Each Original Preferred Share is convertible into one share of Company Common Stock at a price of $7.375 per share. Each Additional Preferred Share is convertible into Company Common Stock at a discount ranging from 12% to 15% from the market price of the Common Stock on the date of the conversion. Holders of the Original and Additional Preferred Shares will be able to convert their Preferred Shares into shares of Common Stock of the Company at the option of the holder at any time during the Conversion Period which runs from May 31, 1996 up to and including October 31, 1998 (the "Maturity Date"). It is anticipated that the Board of Directors of the Company will consider a change in the conversion terms of the Original Preferred Shares to be the same as the conversion terms for the Additional Preferred Shares.

     As presently structured, the day following the Maturity Date (the "Redemption Date"), all of the remaining unconverted Original Preferred Shares will automatically be converted into shares of Common Stock of the Company at a price equal to the lesser of the weighted average of the closing price of the Company's Common Stock traded on NASDAQ during the twenty (20) trading days proceeding the Maturity Date and $7.375.

     As a result of the above described offerings of TCI Preferred Shares, the Company is obligated to issue additional shares of Common Stock between May 31, 1996 and November 1, 1998. The Board of Directors believes that increasing the number of authorized shares of Common Stock in order to effectuate the issuance of Company Common Stock as described above, and for the additional reasons described below, is in the best interest of the Company. By doing so, the Company will have the ability to convert approximately $21.5 million of debt into capital of the Company thereby increasing stockholders equity by $21.5 million.

     The Company has agreed to file by May 31, 1996 a Registration Statement under the Securities Act of 1933 to permit the resale of Company Common Stock issuable upon the exercise of the Original Preferred Shares and the Additional Preferred Shares.

     B. DESCRIPTION FOR THE PROPOSED AMENDMENT TO COMPANY'S
        CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF PREFERRED STOCK THE COMPANY IS AUTHORIZED TO ISSUE

     The Certificate of Incorporation of the Company presently authorizes the issuance of 5,000,000 shares of "blank check" Preferred Stock, par value $.001 per share. At April 11, 1996, there were no shares of Preferred Stock issued and outstanding. As explained below, the Board of Directors believes that approval of this amendment will assist the Company in effectively meeting its continued capital needs. The Company does not presently have any intention of issuing shares of Preferred Stock.

     C. GENERAL REASONS FOR THE PROPOSED AMENDMENT TO COMPANY'S
        CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK THE COMPANY IS AUTHORIZED TO ISSUE

     The Board of Directors believes that in order to meet the Company's continued capital needs, it is likely that offerings of Common Stock or Preferred Stock, or other securities convertible into or exchangeable for Common Stock will be desirable. While the Company has not made definite arrangements to engage in an offering of this type, except as described above, it is likely that the Company will seek to raise capital by offering and selling securities during 1996 and thereafter. Increasing the authorized number of shares of Common Stock and/or Preferred Stock the Company may issue will provide the Company with the ability and flexibility to take prompt advantage of market conditions and avoid the expense and delay, and possible loss of opportunity, that could result if a need for additional authorized Common Stock or Preferred Stock arose but a special meeting of stockholders had to be held prior to the issuance of the stock. The Board of Directors further believes that if the proposed amendment to the Company's Certificate of Incorporation is not approved by the stockholders, the Company's ability to raise capital will be unduly restricted.

VOTE REQUIRED

     The affirmative vote of holders of at least the majority of the shares of Common Stock which are entitled to vote at the Meeting is required in order to approve this proposal. Therefore, failure to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of this proposal and do not vote their shares either in person or by proxy, such stockholders will have effectively voted against the proposal.

     Approval of this proposal requires separate votes for (1) an increase in the Common Stock and (2) an increase in the Preferred Stock. A vote for one will not be counted as a vote for the other and approval of either is not dependent on approval of the other. If approved, this increase in the number of shares of Common Stock and/or Preferred Stock the Company is authorized to issue will be effective upon filing of a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of Delaware which is expected to follow shortly after the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK THE COMPANY IS AUTHORIZED TO ISSUE.

PROPOSAL 3

RELATING TO THE RATIFICATION OF DELOITTE & TOUCHE, INDEPENDENT AUDITORS, AS AUDITORS TO THE COMPANY

     Deloitte & Touche has been selected by the Board of Directors as auditors for the Company for the fiscal year ended September 30, 1996. This election is being presented to the stockholders for ratification. The Board of Directors recommends ratification of the selection of Deloitte & Touche as the Company's auditors. If the stockholders do not ratify this election, the appointment of other auditors will be considered by the Board of Directors. A representative of Deloitte & Touche is expected to be present at the Meeting to make a statement if desired and to respond to appropriate questions.

     On April 3, 1996, the Company engaged Deloitte & Touche as the Company's principal independent accountant. Prior to Deloitte & Touche's engagement, Ernst & Young, independent certified public accountants, had served as the principal accountant for the Company. The recommendation to change accountants was made by management of the Company and was approved by the Audit Committee and the Board of Directors.

     In connection with the most recent fiscal years and the interim period preceding the Board's actions, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young's satisfaction, would have caused them to make reference in connection with their opinion on the subject matter of disagreement. Ernst & Young's reports on the Company's financial statements for the most recent fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified in any respect.

VOTE REQUIRED

     The affirmative vote of a majority of the shares present in person or by proxy is required for approval of the ratification of Deloitte & Touche.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE.

OTHER MATTERS

     The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

     The enclosed proxy may be revoked by a later-dated proxy, by giving notice to the Secretary of the Company in writing prior to the Meeting or by personal notification at the meeting prior to the voting.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     To the knowledge of the Company, each of the Company's directors, executive officers and 10% beneficial owners has complied with the requirements of Section 16(a) of the Securities Exchange Act of 1934, except that Mr. Berlinguet failed to file timely a Form 3 upon his election to the Board of Directors, and Messrs. Marengere and Matossian failed to file timely Form 4's upon the grant of options under the Company's 1995 Stock Option Plan.

                            EXPENSES OF SOLICITATION

     The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

                         1997 STOCKHOLDER PROPOSALS AND
                       CERTAIN PROVISIONS OF THE BY-LAWS

     In order for stockholder proposals for the 1997 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Company at its principal office in Lachine, Quebec, on or before December 24, 1996. The Company's By-Laws provide that a stockholder may nominate a person for election as a director if written notice of the stockholder's intent to nominate a person for election as a director at a meeting is received by the Secretary of the Company (1) in the case of an Annual Meeting, not less than 150 days prior to the date of the Annual Meeting or (2) in the case of a special meeting at which directors are to be elected, not later than seven days following the day on which notice of the meeting was first mailed to stockholders. The notice must contain specified information about the stockholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                                          By Order of the Board of Directors

                                          MICHELINE PRUD'HOMME
                                          Secretary

Dated: April 25, 1996

                                   EXHIBIT A

FOURTH:  CAPITAL STOCK.

     (a) Authorized Shares. The total of shares of all classes of capital stock which the Corporation shall have authority to issue is seventy-five million (75,000,000), consisting of fifty million (50,000,000) shares of Common Stock, par value $.001 per share ("Common Stock"), and twenty-five million (25,000,000) shares of Preferred Stock, par value $.001 per share ("Preferred Stock").

     (b) Preferred Stock. The Board of Directors of the Corporation is hereby authorized to issue from time to time shares of Preferred Stock in series and to fix the number of shares in each series and the designations, powers, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations, or restrictions thereon, including, without limitation, any of the following: (i) provisions relating to voting rights of each share in such series including multiple or fractional votes per share, (ii) provisions relating to the call or redemption thereof, including, without limitation, the times and prices for such calls or redemptions and provisions relating to sinking funds therefor and the retirement thereof, if any , (iii) provision relating to the right to receive dividends, including without limitation, participation in dividends with shares of any other class or series of capital stock of the Corporation and/or preferential dividends, the rate of such dividends, whether such dividends shall be cumulative or noncumulative and the conditions on which such dividends shall be accrued and paid, and any preferential rights thereto or rights in relation to dividends payable on any other classes or series of stock of the Corporation, (iv) the rights thereof upon the dissolution of, or upon any distribution of the assets of the Corporation, and (v) except as otherwise explicitly prohibited by the Certificate of Incorporation, provisions relating to the conversion thereof into, or the exchange thereof for shares of any class or any other series of the same class of stock of the Corporation or exchange for any other security of the Corporation or any other company.

                                   EXHIBIT B

         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS(1)

BACKGROUND

     From its inception, the Company has operated in the industrial fasteners segment. However, since the effectiveness of the Plan of Reorganization with the shareholders of Edinov on September 30, 1993, all of the Company's growth has been as a result of various acquisitions, principally in the infrastructure engineering and manufacturing services segment. In Fiscal 1994, the Company acquired Dominion Bridge and Unimetric and in Fiscal 1995 it acquired Steen. Each of these acquisitions was accounted for in the Result of Operations from the effective dates of the acquisition which were March 9, 1994, January 1, 1994 and April 1, 1995, respectively.

     During Fiscal 1994, the Company divested its Canadian commodity fastener distribution businesses that were carried on by Edinov and its subsidiaries. The divestiture was completed on December 22, 1994 (effective July 1, 1994) and the Company sold all of the shares that it held in Edinov and all of the shares of George Hegedus Enterprises Ltd., Atto-Renaud Industries Inc. and Specialty Fasteners Ltd., which were owned directly or indirectly by Edinov.

     Currently, the infrastructure engineering and manufacturing services business accounts for approximately 97% of all of the revenues of the Company. The industrial fasteners segment of the Company's business, which accounted for approximately 3% of sales, has been unprofitable and adversely impacted the Company's operating income by $1,316,000, decreasing the Company's earnings per share by $0.09. In an effort to return this segment to profitability, the Company has made key management changes and marketing and production improvements which it believes will return this segment to profitability in the short term.

RESULTS OF OPERATIONS

FISCAL 1995 COMPARED TO FISCAL 1994

     Net sales for Fiscal 1995 of $155,750,000 were 129% higher than those for Fiscal 1994 of $67,959,000. This increase is primarily attributable to the inclusion of a full year of Dominion Bridge's operations during Fiscal 1995 as opposed to seven months during Fiscal 1994, as well as the acquisition of Steen. On a pro-forma basis (as though each of the acquisitions had occurred on October 1, 1993) net sales increased 11% in Fiscal 1995 to $177,459,000 from $159,162,000 in Fiscal 1994.

     Gross margin as a percentage of sales was 10.5% in Fiscal 1995 versus 12.7% in Fiscal 1994. Gross margin declined due to the acquisition of Steen, which operates with a lower gross margin than Dominion Bridge.

     Selling, general and administrative expenses increased 90% from $8,107,000 in Fiscal 1994 to $15,433,000 in Fiscal 1995. The increase was primarily due to the expending of approximately $1,691,000 of marketing and development costs in Asia and Latin America as well as the inclusion of twelve months of such expenses in Fiscal 1995 for Dominion Bridge versus seven months in Fiscal 1994. Excluding the extraordinary marketing and development costs referred to above, selling, general and administrative expenses declined from 11.9% of sales in Fiscal 1994 to 8.8% of sales in Fiscal 1995.

     During Fiscal 1995 the Company undertook certain one-time adjustments which significantly reduced the Company's net income and its earnings per share. These adjustments included:

          i) The expensing in the period of most of the previous and current year costs associated with various foreign joint ventures aggregating a total of $1,691,000;

- ---------------

(1) The following is the Management's Discussion and Analysis or Plan of Operations for the Company as provided in the Company's Annual Report on Form 10-KSB/A filed with the Securities and Exchange Commission on February 15, 1996. The information provided is as of that date. Subsequently, the Company completed its offering of TCI Preferred Shares as described in the Proxy Statement under Proposal 2.

          ii) A write-off of $348,000 of certain assets that remained on the books of the Company at the time of its September 30, 1993 plan of arrangement which resulted in Cedar Group, Inc.'s exiting from Chapter 11;

          iii) A write-down of $283,000 for certain pension assets that had been overstated in Fiscal 1994; and

          iv) The expensing of $682,000 of financing costs representing the Company's costs on the Steen transaction.

     Furthermore, the Company's income did not include the following deferred income items;

          i) The sum of approximately $2,054,000 of contract gains not included in income as they are considered contingent gains; and

          ii) The deferral by Dominion Bridge of the value of its interest in a judgment pertaining to mining assets and mineral claims by approximately $778,000 which the Company plans to realize in fiscal 1996.

     Although the above one-time adjustments have decreased the Company's income and earnings for the period, management believes that this decision will enhance the Company's financial position and its balance sheet while positioning it strongly for its planned expansion program.

     Exchange rates used in this discussion for the translation of financial results for the periods 1994 and 1995 from Canadian to U.S. dollars were Cdn $1.00 equals US $.7387 and US $.7270 respectively.

     A significant portion of the operating profit earned by Steen is generated by the joint venture, which is scheduled to complete the Hibernia Project during 1997. Steen is actively pursuing large scale projects to replace the income which will be lost with the completion of the Hibernia Project, such as the Atlantic City District Heating and Cooling Plant, although there can be no assurance that the completion of the Hibernia Project will not have a material effect on the Company's results of operations.

FISCAL 1994 COMPARED TO 1993

     Net sales for Fiscal 1994 of $67,959,000 were 870% higher than those for Fiscal 1993 of $7,003,000. This increase is primarily attributable to the purchase of Dominion Bridge.

     In accordance with technical requirements for consolidation under U.S. GAAP, the Company was obligated to consolidate the results of Dominion Bridge as of March 9, 1994 and not as at January 1, 1994 as the parties presumed. On a pro forma basis (as though the Dominion Bridge and Unimetric acquisitions had occurred as of October 1, 1992), net sales declined to $118,999,000 from 136,049,000. The decline would be attributable to the Company streamlining its operations and being more selective in the projects that it undertakes with a view to increasing its profit margins.

     Gross margin as a percentage of sales was 12.7% in Fiscal 1994 versus 32.1% in Fiscal 1993. Gross margin declined due to the change in the Company's business as a result of the acquisition of Dominion Bridge.

     Selling, general and administrative expenses increased 225.8% from $2,488,000 in Fiscal 1993 to $8,107,000 in Fiscal 1994. The increase was primarily due to acquisition and financing costs related to Dominion Bridge and to the overall increase in the size of the Company.

     A comparative analysis of Dominion Bridge, the Company's principal operating subsidiary, is as follows:

     In 1993, Dominion Bridge, before the Company obtained control, lost $11,293,000 on sales of $125,994,000, and in 1992, it lost $2,926,000 on sales of $174,672,000. Dominion Bridge, for the seven months since acquisition by the Company realized an operating profit of $860,000 on sales of $58,181,000 thus achieving an effective turnaround of over $12,153,000 in operating income.

     The main components of this turnaround consist of:

          a) A reduction in variable costs as a percentage of sales from 88.4% in 1993 to 76.3% in 1994, reflecting significant productivity improvements.

          b) Significant improvement in gross margin, from a 2.3% gross margin in 1993 to 10.3% in 1994. In addition, Dominion Bridge's backlog at September 30, 1994 is estimated to reflect margins consistent with those achieved in 1994.

     Exchange rates used in this discussion for the translation of financial results for the periods 1994 and 1995 from Canadian to U.S. dollars were Cdn $1.00 equals US $.7387 and US $.7270, respectively.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal sources of operating capital have traditionally been the private placements of the Company's Common Stock and cash generated by operations. Currently, the Company's cash flow is being generated by the operations of Dominion Bridge and Steen which are expected to cover the cash flow requirements of the Company. In addition to the cash generated from operations, the Company has received a line of credit from a Canadian chartered bank to provide Dominion Bridge with a $12 million revolving line of credit for working capital purposes. No funds have been advanced on this line of credit which is guaranteed by the Company. Steen presently has a line of credit of Cdn $7 million, of which Cdn $2.4 million has been drawn down to date. Furthermore, the Company is continuing to pursue expansion internally as well as through acquisitions, and, accordingly, may require additional capital in the form of convertible debt or equity.

     In order to complete the transactions for the purchase of Dominion Bridge and Unimetric, the Company obtained approximately $10.9 million in cash in March 1994 through a private placement of the Company's securities consisting of 3,354,346 shares of Common Stock and 3,354,346 two-year share purchase warrants. The warrants were exercisable on a one for one basis for shares of Common Stock at US 93.75 for the first year and at US $4.00 thereafter. In July and August 1994, all of the 3,354,346 warrants were exercised at US $3.75, thereby adding approximately $12.6 million to the Company's capital resources.

     Additionally, the Company has established Cedar Group (TCI) Inc. LLC, a limited life company under the laws of the Turks and Caicos Islands, which is in the process of finalizing an offering consisting of 3,000,000 6% Convertible Preferred Shares at $8.50 per share. The Preferred Shares are convertible into shares of Common Stock of the Company, at the option of the holder, at any time after January 31, 1997 and up until maturity on October 31, 1998 at a price of $8.50 per share. On the day following the maturity date of October 31, 1998, all of the remaining unconverted 6% Convertible Preferred Shares will automatically convert into shares of Common Stock of the Company at a price equal to the weighted average price of the Company's shares traded on NASDAQ during the 20 previous trading days. Accordingly, if the weighted average price of the shares of Common Stock of the Company is greater than $8.50, the conversion will be $8.50. If the weighted average price is less than $8.50, then the weighted average price will be the actual conversion price. Consequently, investors will receive a number of shares of Common Stock of the Company such that the actual value of those shares is equivalent to an investor's full investment of $8.50 per Preferred Share.

     The proposed private placement by Cedar Group (TCI) Inc., LLC has not been fully completed, however, $11 million has been received to date in subscriptions.

     The Company is subject to a risk of claims for product liability. If a product liability claim exceeding the Company's insurance coverage or its own available resources was to be successfully asserted against the Company, it could have a material adverse effect on the Company's financial condition. The Company has general liability insurance of approximately $5 million per occurrence, with a maximum of $5 million of claims payable during any policy year. There is no assurance that such coverage will be sufficient to fully insure against claims brought against the Company and its subsidiaries, or that the Company will be able to maintain such insurance at affordable rates or obtain additional insurance covering the products.

EFFECT OF INFLATION

     The Company's operating costs are subject to general economic and inflationary pressures. While operating costs have increased during the past years, the Company does not believe that its operations have been significantly affected by inflation.

                               CEDAR GROUP, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Michel L. Merengere or, in his absence, Nicolas Matossian , as proxy with power to appoint a substitute and hereby authorizes him to represent and to vote all shares of Common Stock of Cedar Group, Inc. held of record by the undersigned on April 11, 1996 at the Annual Meeting of Stockholders of Cedar Group, Inc. to be held on May 15, 1996 and at any adjournments thereof, and to vote as directed on the reverse side of this form and, in their discretion, upon such other matters not specified as may come before said meeting.

    ELECTION OF DIRECTORS                               Change of Address and Comments
    Nominees:   Rene Amyot
                Reynald Lemieux                         ------------------------------------------------------

                                                        ------------------------------------------------------

                                                        ------------------------------------------------------

                                                        ------------------------------------------------------

                                                        (If you have written in the above space, please mark
                                                        the corresponding box on the reverse side of this form.)


   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

    THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED, FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE CHANGE IN THE NAME OF THE COMPANY, FOR THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK THE COMPANY IS AUTHORIZED TO ISSUE, AND FOR APPROVAL OF THE RATIFICATION OF DELOITTE & TOUCHE AS AUDITORS FOR CEDAR GROUP, INC.

- --------------------------------------------------------------------------------
                                                                SEE REVERSE SIDE

  1.  Election of Directors                                        FOR / /    WITHHELD / /    Change of Address/ / /
                                                                                              Comments on Reverse
                                                                                              Side
      For, except vote withheld from the following nominee(s):
                                                                   -------------------------------------------------
  2.  Proposal 1 -- Approval of change in Company name to "Dominion Bridge Corporation".
                                                                   FOR / /    AGAINST / /     ABSTAIN / /
  3.  Proposal 2 -- (A) Approval of an amendment to the Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue.
                                                                   FOR / /    AGAINST / /     ABSTAIN / /
      (B) Approval of an amendment to the Certificate of Incorporation to increase the number of shares of preferred stock the
          Company is authorized to issue.
                                                                   FOR / /    AGAINST / /     ABSTAIN / /
  4.  Proposal 3 -- Approval of the ratification of Deloitte & Touche as auditors for Cedar Group, Inc.
                                                                   FOR / /    AGAINST / /     ABSTAIN / /

                                            PLEASE SIGN, DATE AND RETURN YOUR
                                            PROXY PROMPTLY IN THE ENCLOSED
                                            ENVELOPE. NO POSTAGE REQUIRED IF
                                            MAILED IN THE UNITED STATES.

                                               NOTE: Please sign name(s) exactly
                                                     as printed hereon. Joint
                                                     owners should each sign.
                                                     When signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     give full title as such.

                                            ------------------------------------
                                                        SIGNATURE(S)

                                            ------------------------------------
                                                            DATE
PROXIES MAY ALSO BE TELEFAXED TO THE COMPANY AT (514) 634-2448. PLEASE REMEMBER
                        TO FAX BOTH SIDES OF THIS CARD.